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                                                                   Exhibit 10.23

                         PROFESSIONAL SERVICES AGREEMENT

      THIS PROFESSIONAL SERVICES AGREEMENT (this "Agreement") is made as of June 13, 2003, by and among WIND POINT INVESTORS IV, L.P., a Delaware limited partnership ("WPI4"), WIND POINT INVESTORS V, L.P., a Delaware limited partnership ("WPI5" and collectively with WPI4, "Wind Point") and VI ACQUISITION Corp., a Delaware corporation (the "Company").

      WHEREAS, Wind Point Partners IV, L.P. and Wind Point Partners V, L.P., each of which is a Delaware limited partnership, of which Wind Point is the general partner, and certain other individuals (collectively the "Purchasers") will purchase (the "Investment") pursuant to that certain Stock Purchase Agreement (as amended or supplemented from time to time, the "Purchase Agreement") dated as of June 13, 2003 among the Company, and the Purchasers, a portion of the Company's Common Stock, par value $.0001 per share, and Series A Preferred Stock, par value $.0001 per share;

      WHEREAS, the Company desires to receive financial and management consulting services from Wind Point, and obtain the benefit of the experience of Wind Point in business and financial management generally and its knowledge of the Company and the Company's financial affairs in particular; and

      WHEREAS, in connection with the Investment, Wind Point is willing to provide financial and management consulting services to the Company and the compensation arrangements set forth in this Agreement are designed to compensate Wind Point for such services.

      NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, Wind Point and the Company hereby agree as follows:

      1. Engagement. The Company hereby engages Wind Point as financial and management consultant, and Wind Point hereby agrees to provide financial and management consulting services to the Company, all on the terms and subject to the conditions set forth below.

      2. Services of Wind Point. Wind Point hereby agrees during the term of this engagement to consult with the Company's board of directors (the "Board") and the management of the Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to:

      (i)   corporate strategy;

      (ii)  budgeting of future corporate investments;

      (iii) acquisition and divestiture strategies; and

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      (iv)  debt and equity financings.

      3. Personnel. Wind Point shall provide and devote to the performance of this Agreement such partners, employees and agents of Wind Point as Wind Point shall deem appropriate for the furnishing of the services required hereby, subject to the oversight of the Board.

      4. Management Fee. In consideration of Wind Point's services hereunder, in addition to the Special Fee payable pursuant to Section 6 below, the Company shall pay to Wind Point a quarterly management fee of $212,500 (the "Management Fee"), to be allocated 27.255% ($57,917 per quarter) to WPI4 and 72.745% ($154,583 per quarter) to WPI5. Such Management Fee shall be payable in cash only on February 1, May 1, August 1, and November 1 (or the next succeeding Business Day) of each year; provided, however, Wind Point hereby acknowledges and agrees that notwithstanding anything to the contrary contained in this Agreement, it will not accept payment of any Management Fee due and owing under this Agreement, and the Company will not, and will not permit any of its subsidiaries to, pay or cause to be paid any Management Fees, if a "Default" or "Event of Default" exists and is continuing under any of the Credit Documents or if such payments would result in a Default or Event of Default either of the Credit Documents (after giving pro forma effect to any such Management Fee payment).

      (i) Wind Point understands that the Company may, and Company agrees that it shall, resume payment of any Management Fee due and owing under this Agreement upon a cure or waiver of the Default or Event of Default, as the case may be; provided, however, that no such Default or Event of Default shall be deemed to have been waived for purposes of this paragraph unless and until the Company shall have received a written waiver from the Required Credit Parties. Upon the occurrence of such cure or receipt of such waiver, the Company shall also then promptly pay any Management Fee missed in whole or in part due to the application of the foregoing paragraph, except to the extent that the making of any such missed payment is restricted, prevented or deferred pursuant to the terms of either of the Credit Documents, in which case such missed payments will remain outstanding but shall be in abeyance until the restrictions under the Credit Documents no longer apply.

      (ii) Wind Point further acknowledges and agrees that during the time that the Company is restricted from paying the Management Fee by reason of the operation of this Section 4, Wind Point shall not, without the prior written consent of the Required Credit Parties, take any enforcement action with respect to the Management Fee or the Special Fee otherwise due under this Agreement. Notwithstanding the foregoing, Wind Point may file proofs of claim against the Company in any bankruptcy or other proceeding for the liquidation, dissolution or other winding up of the Company. Wind Point further acknowledges and agrees that any Management Fee or Special Fee obtained by Wind Point in violation of the terms of this Agreement or the Credit Documents shall be held in trust by Wind Point for the benefit of the Credit Parties (as their respective interests and priorities may appear in accordance with the Credit Documents) and promptly paid or delivered to the Credit Parties (as their respective interests and priorities

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            may appear in accordance with the Credit Documents) in the form received until all obligations arising under the Investment Agreement are indefeasibly paid in full in cash and the Investment Agreement shall have been terminated.

      (iii) Wind Point and the Company acknowledge and agree that the provisions of this Agreement that relate to the Credit Parties and/or the Credit Documents are made and delivered for the benefit of the Credit Parties in accordance with the Credit Documents (and each of their successors and permitted assigns) and therefore as third party beneficiaries any of the in accordance with the Credit Documents may enforce the terms hereof.

      (iv) "Credit Documents" means, collectively, (i) the Investment Agreement dated as of June 13, 2003 by and among VI Acquisition Corp., the Company, Allied Capital Corporation, Gleacher Mezzanine Fund I, L.P., Gleacher Mezzanine Fund P, L.P. and SunTrust Equity Funding, LLC., as hereafter amended, restated or supplemented in accordance with its terms (the "Investment Agreement"), and (ii) the Credit Agreement, dated as of June 13, 2003, among the Company, certain of its subsidiaries, Suntrust Bank, as Issuing Bank and Administrative Agent, and the other lenders party thereto, as hereafter amended, restated or supplemented in accordance with its terms (the "Credit Agreement").

      (v) "Credit Parties" means, collectively, the Holders (as such term is defined in the Investment Agreement and the Lenders (as such term is defined in the Credit Agreement), and their successors and permitted assigns.

      (vi) "Required Credit Parties" means, as to any action or payment hereunder as of any date, the requisite agents, lenders, noteholders and other parties whose consent is required with respect to such action or payment under each of the Credit Documents to the extent in effect on such date.

      5. Expenses. The Company shall promptly reimburse Wind Point for such reasonable travel expenses and other documented out-of-pocket fees and expenses as have been or may be incurred by Wind Point and its directors, officers and employees in connection with the Closing (as defined in the Purchase Agreement) and in connection with the rendering of services hereunder (including, but not limited to, fees and expenses incurred in attending Company-related meetings) solely to the Company, except to the extent that the making of any such reimbursements are restricted, prevented or deferred pursuant to the terms of either of the Credit Documents, in which case such reimbursements will remain outstanding but shall be in abeyance until the restrictions under the Credit Documents no longer apply.

      6. Special Fee. In consideration for Wind Point's services in connection with arranging the Transactions (as defined in the Credit Documents), and as additional consideration for Wind Point's services provided hereunder, upon the repayment in full of all of the Obligations (as defined in the Credit Agreement) and all of the Subdebt Obligations (as defined in the Investment Agreement), other than in respect of the Warrants (as defined in the Investment Agreement) (the "Repayment"), the Company shall pay Wind Point a fee (the "Special Fee") equal to the sum of (i) $250,000, plus (ii) the product of (x) $70,000 multiplied by (y) the result

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of a fraction, the numerator of which is the number of days between the date of this Agreement and the consummation of the Repayment, and the denominator of which is 365.

      7. Term. This Agreement will continue from the date hereof until the occurrence of a Change in Control (as defined in the Credit Documents); provided that if the Repayment has occurred at the time of such Change in Control, or if the Repayment has occurred in connection with such Change in Control, then this Agreement will continue in force until Purchasers cease to collectively own at least 10% of the Series A Preferred Stock (as defined in the Purchase Agreement) or at least 10% of the Common Stock (as defined in the Purchase Agreement), at which time either party shall be free to terminate this Agreement without additional liability. No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company's obligations with respect to the fees, costs and expenses incurred by Wind Point in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination. Notwithstanding the above, if Wind Point is in material breach of its obligations under this Agreement, and if, upon sixty (60) days' written notice, Wind Point has not cured such breach in all material respects, this Agreement shall be immediately terminable by the Company. Sections 6 and 8 through 18 shall survive termination of this Agreement.

      8. Liability. Neither Wind Point nor any of its affiliates, members, employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the gross negligence or willful misconduct of Wind Point or its affiliates, members, employees or agents.

      9. Indemnification. The Company agrees to indemnify and hold harmless Wind Point, its members, managers, partners, affiliates, officers, agents and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from its performance hereunder, except as a result of its gross negligence or willful misconduct.

      10. Wind Point an Independent Contractor. Wind Point and the Company agree that Wind Point shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel, and that such compensation payable hereunder shall be reported to the Wind Point on IRS Form 1099. Neither Wind Point nor its members, principals, officers or employees shall be considered employees or agents of the Company as a result of this Agreement or the services performed hereunder nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company. In the event that any such individual service provider is recharacterized as an employee of the Company, such individual shall have no right to participate in the Company's benefits or compensation plans unless and until such plans are explicitly amended to allow such participation.

      11. Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by any party shall be deemed to have been duly given or made if personally delivered, transmitted via facsimile, or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses or facsimile numbers

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(or at such other address or facsimile number as shall be given in writing by one party to the other):

      If to Wind Point:

             Wind Point Investors IV, L.P.
             Wind Point Investors V, L.P.
             676 North Michigan Avenue, Suite 3700
             Chicago, IL  60611
             Fax: (312) 255-4820
             Tel:  (312) 255-4800
             Attn:  Michael J. Solot

             with a copy to:

             Sachnoff & Weaver, Ltd.
             30 S. Wacker Drive, 29th Floor
             Chicago, IL 60606
             Fax:  (312) 207-6400
             Tel:  (312) 207-1000
             Attn:  Seth M. Hemming, Esq.

      If to the Company:

             VI Acquisition Corp.
             c/o Wind Point Partners
             676 North Michigan Avenue, Suite 3700
             Chicago, IL  60611
             Fax: (312) 255-4820
             Tel:  (312) 255-4800
             Attn:  Michael J. Solot

      12. Entire Agreement; Modification. This Agreement (a) contains the complete and entire understanding and agreement of Wind Point and the Company with respect to the subject matter hereof; and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of Wind Point in connection with the subject matter hereof. Until the Repayment has occurred, this Agreement may not be amended or modified without the prior written consent of the Required Credit Parties.

      13. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

      14. Assignment. Neither Wind Point nor the Company may assign its rights or obligations under this Agreement without the express written consent of the other party;

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provided that Wind Point, without the consent of the Company, may assign its rights and obligations hereunder to any successor entity. Notwithstanding the foregoing, until the Repayment has occurred, Wind Point may not assign this Agreement (except to another member of the Sponsor Group (as defined in the Credit Documents) without the prior written consent of the Required Credit Parties.

      15. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

      16. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

      17. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

      18. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

                                    * * * * *

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      IN WITNESS WHEREOF, Wind Point and the Company have caused this
Professional Services Agreement to be duly executed and delivered as of the date and year first above written.

                              WIND POINT INVESTORS IV, L.P.

                                      By:   Wind Point Advisors LLC
                                      Its:  General Partner

                              By:   /s/ James P. TenBroek
                                 ----------------------------------------------
                              Name: James P. TenBroek
                              Its:  Managing Member

                              By:   /s/ Robert L. Cummings
                                 ----------------------------------------------
                              Name: Robert L. Cummings
                              Its:  Managing Member

                              WIND POINT INVESTORS V, L.P.

                                      By:   Wind Point Advisors LLC
                                      Its:  General Partner

                              By:   /s/ James P. TenBroek
                                 ----------------------------------------------
                              Name: James P. TenBroek
                              Its:  Managing Member

                              By:   /s/ Robert L. Cummings
                                 ----------------------------------------------
                              Name: Robert L. Cummings
                              Its:  Managing Member

                              VI ACQUISITION CORP.

                              By.   /s/ Michael J. Solot
                                 ----------------------------------------------
                              Name: Michael J. Solot
                              Its:  President

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